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                                                                 EXHIBIT 23.8

INDEPENDENT AUDITORS' CONSENT
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We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (333-36463) of our report dated September 23, 1996, with respect to the financial statements of MTA, Inc. as of December 31, 1995 and for the period from January 25, 1995 (date of incorporation) to December 31, 1995, appearing in the Annual Report on Form 10-K/A of U.S. Office Products Company for the year ended April 26, 1997.

Deloitte & Touche LLP


DELOITTE & TOUCHE LLP

Seattle, Washington
November 18, 1997